Exhibit 23.3

Consent of Independent Auditor

We consent to the use of our report dated June 9, 2021, with respect to the 2020 financial statements of TurnKey Vacation Rentals, Inc. incorporated herein by reference.

/s/ Maxwell Locke & Ritter LLP

Austin, Texas

December 16, 2021